 EXHIBIT 12

JERSEY CENTRAL POWER & LIGHT COMPANY

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Three Months Ended
	March 31,
	2005	2004
	(In thousands)

EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$14,519	$13,398
Add-
Interest and other charges, before reduction for
amounts capitalized and deferred interest income	21,229	21,118
Provision for income taxes	12,724	10,050
Interest element of rentals charged to income (a)	1,905	1,573

Earnings as defined	$50,377	$46,139

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest on long-term debt	$19,405	$20,728
Other interest expense	1,824	390
Interest element of rentals charged to income (a)	1,905	1,573

Fixed charges as defined	$23,134	$22,691

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	2.18	2.03

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(a)	Includes the interest element of rentals calculated at 1/3 of rental expense as no readily defined interest element can be determined.

EXHIBIT 12

JERSEY CENTRAL POWER & LIGHT COMPANY

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES PLUS PREFERRED
STOCK DIVIDEND REQUIREMENTS

	Three Months Ended
	March 31,
	2005	2004
	(In thousands)

EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$14,519	$13,398
Add-
Interest and other charges, before reduction for
amounts capitalized and deferred interest income	21,229	21,118
Provision for income taxes	12,724	10,050
Interest element of rentals charged to income (a)	1,905	1,573

Earnings as defined	$50,377	$46,139

FIXED CHARGES AS DEFINED IN REGULATION S-K PLUS PREFERRED
STOCK DIVIDEND REQUIREMENTS (PRE-INCOME TAX BASIS):
Interest on long-term debt	$19,405	$20,728
Other interest expense	1,824	390
Preferred stock dividend requirements	125	125
Adjustment to preferred stock dividends
to state on a pre-income tax basis	110	94
Interest element of rentals charged to income (a)	1,905	1,573

Fixed charges as defined plus preferred stock dividend requirements
(pre-income tax basis)	$23,369	$22,910

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES
PLUS PREFERRED STOCK DIVIDEND REQUIREMENTS
(PRE-INCOME TAX BASIS)	2.16	2.01

_________________________

(a) Includes the interest element of rentals calculated at 1/3 of rental expense as no readily defined interest element can be determined.

EXHIBIT 12

METROPOLITAN EDISON COMPANY
CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Three Months Ended
	March 31,
	2005	2004
	(In thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$16,476	$18,044
Add-
Interest and other charges, before reduction for
amounts capitalized and deferred interest income	11,223	10,836
Provision for income taxes	10,451	12,209
Interest element of rentals charged to income (a)	446	298

Earnings as defined	$38,596	$41,387

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest on long-term debt	$9,560	$10,147
Other interest expense	1,663	689
Interest element of rentals charged to income (a)	446	298

Fixed charges as defined	$11,669	$11,134

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	3.31	3.72

(a) Includes the interest element of rentals calculated at 1/3 of rental expense as no readily defined interest element can be determined.

EXHIBIT 12

PENNSYLVANIA ELECTRIC COMPANY

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Three Months Ended
	March 31,
	2005	2004
	(In thousands)

EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$21,384	$5,659
Add-
Interest and other charges, before reduction for
amounts capitalized and deferred interest income	9,647	9,684
Provision for income taxes	15,386	2,938
Interest element of rentals charged to income (a)	752	624

Earnings as defined	$47,169	$18,905

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest on long-term debt	$7,459	$7,447
Other interest expense	2,188	2,237
Interest element of rentals charged to income (a)	752	624

Fixed charges as defined	$10,399	$10,308

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	4.54	1.83

_________________________

(a) Includes the interest element of rentals calculated at 1/3 of rental expense as no readily defined interest element can be determined.